Infinite Conferencing, LLC

Report on Financial Statements
(With Supplementary Information)

Years Ended December 31, 2006 and 2005

INFINITE CONFERENCING, LLC

Index

Page

Report of Independent Public Accountants	2

Balance Sheets
December 31, 2006 and 2005	3

Statements of Income and Members’ Equity
Years Ended December 31, 2006 and 2005	4

Statements of Cash Flows
Years Ended December 31, 2006 and 2005	5

Notes to Financial Statements	6-10

Report of Independent Public Accountants on Supplementary Information	11

Selling and General and Administrative Expenses
Years Ended December 31, 2006 and 2005	12

Report of Independent Public Accountants

To the Members
Infinite Conferencing, LLC

We have audited the accompanying balance sheets of Infinite Conferencing, LLC as of December 31, 2006 and 2005, and the related statements of income and members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infinite Conferencing, LLC as of December 31, 2006 and 2005, and its results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Murphy, Miller & Baglieri, LLP

Glen Rock, New Jersey
April 11, 2007

INFINITE CONFERENCING, LLC

BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS
	2006	2005
Current assets:
Cash and cash equivalents	$43,858	$182,396
Accounts receivable	448,675	218,002
Unbilled receivables	422,904	360,933
Other current assets	48,211	30,206
Total current assets	963,648	791,537

Property and equipment, net	404,978	498,218

Other assets	4,329	100

Totals	$1,372,955	$1,289,855

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$175,224	$253,800
Other current liabilities	29,736	925
Total current liabilities	204,960	254,725

Commitments

Members’ equity	1,167,995	1,035,130

Totals	$1,372,955	$1,289,855

See Report of Independent Public Accountants and Notes to Financial Statements.

INFINITE CONFERENCING, LLC

STATEMENTS OF INCOME AND MEMBERS’ EQUITY
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Net revenue	$6,051,848	$4,375,819

Cost of revenue:
Bridge maintenance	36,059	18,410
Outsourced services	193,872	240,311
Facilities	852,312	559,633
Total cost of revenue	1,082,243	818,354

Gross profit	4,969,605	3,557,465

Operating expenses:
Selling expenses	367,580	323,460
Guaranteed payments to partners	2,328,317	1,420,000
General and administrative expenses	2,051,068	1,571,023
Total operating expenses	4,746,965	3,314,483

Net income	$222,640	$242,982

Members’ equity, beginning of year (as previously reported)		$781,342

Prior period adjustment		(9,194)

Members’ equity, beginning of year (as restated)	$1,035,130	772,148

Net income	222,640	242,982

Capital contributions	20,000	20,000

Distributions	(109,775)	-

Members’ equity, end of period	$1,167,995	$1,035,130

See Report of Independent Public Accountants and Notes to Financial Statements.

INFINITE CONFERENCING, LLC

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Operating activities:
Net income	$222,640	$242,982
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	129,278	77,674
Bad debt expense	18,121	16,372
Non-cash compensation	20,000	20,000
Changes in operating assets and liabilities:
Accounts receivable	(248,794)	(12,265)
Unbilled receivables	(61,971)	(71,988)
Other current assets	(18,005)	356
Accounts payable and accrued expenses	(78,576)	103,893
Other current liabilities	28,811	925
Net cash provided by operating activities	11,504	377,949

Investing activities:
Purchases of property and equipment	(35,072)	(258,713)
Purchases of software	(5,195)	-
Net cash used in investing activities	(40,267)	(258,713)

Financing activities - distributions	(109,775)	-

Net increase (decrease) in cash	(138,538)	119,236

Cash and cash equivalents, beginning of year	182,396	63,160

Cash and cash equivalents, end of year	$43,858	$182,396

Supplemental disclosure of non-cash activity:

During 2006 and 2006, certain key employees received $20,000 each year as non-cash compensation related to various shareholder agreements. These amounts were recorded as capital contributions each year as the vesting occurred.

See Report of Independent Public Accountants and Notes to Financial Statements.

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of operations:

Infinite Conferencing, LLC (the "Company") is engaged in the business of providing telephone and web conferencing, webinar and webcast services. The Company provides its services nationally.

Note 2 - Summary of significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents:
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable:

Trade receivables are stated at their face amount less an allowance for doubtful accounts of $14,000 and $-0- in 2006 and 2005, respectively. In the normal course of business, the Company extends unsecured credit to its customers.

Unbilled receivables:

Unbilled receivables represent services provided to customers that are not billed until the subsequent month. At December 31, 2006 and 2005, unbilled receivables were $422,904 and $360,933, respectively.

Property and equipment:

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings. Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are charged to operations.

Revenue recognition:
The Company recognizes revenue at the time the services are provided.

Advertising:
The Company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2006 and 2005 was approximately $274,000 and $244,000, respectively.

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (concluded):

Software:
The Company capitalizes software purchased for internal use at cost and provides for amortization primarily using the straight-line method over the estimated useful life of three years.

Organizational costs:
The Company capitalized certain organizational costs. These costs are being amortized over five years on the straight-line method.

Income taxes:
The Company is treated as a partnership for income tax purposes. Accordingly, no federal or state income taxes are payable by the Company. The amount of income or loss is allocable to the individual members who are responsible for any income tax obligation associated with the operations of the Company.

Note 3 - Restatement and prior period adjustment:

As a result of a subsequent audit of the financial statements, several adjustments were made to various accounts, therefore, the accompanying financial statements have been restated to correct errors in certain amounts that were previously reported. The correction of the errors has resulted in a net decrease in net income of $12,408 for the year ended December 31, 2006, a net increase in net income of $238 for the year ended December 31, 2005 and a net decrease in net income of $9,194 for the period from inception through December 31, 2004. The latter amount is reflected in the accompanying financial statements as a prior period adjustment restating beginning members’ equity at January 1, 2005.

Note 4 - Risk concentrations:

Cash balances:
At December 31, 2005 and at various times during the years, the Company maintained cash balances in banks in excess of FDIC insurable limits.

Sales concentration:
Sales to one customer comprised approximately 11% of the Company’s net sales in 2006 and 2005. At December 31, 2006 and 2005, accounts receivable from this customer totaled $70,040 and $49,817, respectively.

Vendor concentration:
Purchases from one vendor comprised approximately 90% of the Company’s net purchases in 2006 and 2005. The Company has various alternative vendors with similar terms available as of December 31, 2006.

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 5 - Property and equipment:

Property and equipment at December 31, 2006 and 2005 consists of the following:

	2006	2005
Office equipment	$43,928	$23,209
Computer equipment	671,165	656,812
	715,093	680,021
Less accumulated depreciation	310,115	181,803
Totals	$404,978	$498,218

Depreciation expense was $128,312 and $77,524 for the years ended December 31, 2006 and 2005, respectively.

Note 6 - Other current assets:

Other current assets at December 31, 2006 and 2005 consist of the following:

	2006	2005
Prepaid expenses	$30,211	$16,334
Advances to employees	5,000	872
Deposits	13,000	13,000
Totals	$48,211	$30,206

Note 7 - Other assets:

Other assets at December 31, 2006 and 2005 consist of the following:

	2006	2005
Computer software, less accumulated amortization of $866 in 2006 and $0 in 2005.	$4,329	$-
Deferred financing costs, less accumulated amortization of $750 in 2006 and $650 in 2005.	-	100
Totals	$4,329	$100

Note 8 - Line of credit:

The Company has a $75,000 unsecured line of credit with a Bank. The line is personally guaranteed by the Company’s primary members. The line bears interest at the bank’s prime rate (8.25% and 7% at December 31, 2006 and 2005, respectively). As of December 31, 2006 and 2005, there is no outstanding balance. The line expires on February 8, 2007.

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 9 - Limited liability company:

Since the Company is a limited liability company, no member, manager, agent or employee shall be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has signed a specific personal guarantee. The duration of the Company is perpetual.

Note 10- Members’ equity:

The total number of all classes of membership units that the Company has authority to issue is 2,125,000, consisting of two classes: (i) Class A shares; and (ii) Class B shares. The total number of membership units of each class that the Company has the authority to issue is 2,000,000 Class A shares and 125,000 Class B shares.

Membership units outstanding at December 31, 2006 and 2005 were as follows:

	2006	2005
Class A shares	2,000,000	2,000,000
Class B shares	85,000	65,000

The respective rights, preferences and privileges of each class are defined in the Company’s operating agreement. The holders of Class A shares are entitled to voting rights as defined in the agreement.

During 2006 and 2005, 20,000 Class B units were issued to key employees each year in the form of compensation. Each unit was valued at $1.00 per unit due to restrictions and a buy-back provision contained in the subscription agreement. The Company recorded compensation expense related to these units of $20,000 in 2006 and 2005, respectively. As of December 31, 2006, 40,000 units remain unvested and these units will vest over the next two years.

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 11- Lease commitment:

The Company leases office space, equipment and a vehicle under non-cancelable operating leases expiring through 2009.

Future minimum payments are as follows:

Year Ending
December 31,	Amount
2007	$72,950
2008	19,440
2009	11,340
$103,730

Rent expense aggregated $96,780 and $80,670 for the years ended December 31, 2006 and 2005, respectively.

Note 12- Subsequent event:

During March 2007, the Company entered into a “Merger Agreement” to sell substantially all of its membership interest in exchange for cash and securities.

Report of Independent Public Accountants on Supplementary Information

To the Members
Infinite Conferencing, LLC

Our audits of the financial statements of Infinite Conferencing, LLC for the years ended December 31, 2006 and 2005 were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information included in the accompanying schedules of selling and general and administrative expenses is presented only for supplementary analysis purposes and is not a required part of the basic financial statements. Such information has not been subjected to auditing procedures applied in the audits of the basic financial statements and accordingly, we do not express an opinion or any other form of assurance on the supplementary information.

/s/ Murphy, Miller & Baglieri, LLP

Glen Rock, New Jersey
April 11, 2007

INFINITE CONFERENCING, LLC

SELLING AND GENERAL AND ADMINISTRATIVE EXPENSES
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Selling expenses:
Web advertising	$269,053	$233,257
Marketing	20,756	29,479
Sales promotions	54,236	28,448
Bad debt expense	18,121	16,372
Print advertising	5,414	11,170
Public relations	-	4,435
Tradeshows	-	299
Total selling expenses	$367,580	$323,460

General and administrative expenses:
Wages	$1,233,461	$915,096
Payroll taxes	119,506	92,804
Administrative services	50,304	70,304
Rent	78,000	78,000
Depreciation and amortization	129,278	77,674
Employee benefits	85,178	71,919
Commissions	59,201	40,088
Consulting services	29,034	32,916
Charitable contributions	2,350	-
Recruiting	13,068	25,870
Office expense	29,100	24,329
Telephone	16,569	23,424
Office equipment	34,088	21,039
Software	20,124	17,843
Travel and entertainment	38,296	16,253
Training	21,042	11,649
Postage	10,096	7,400
Utilities	6,928	7,061
Insurance	6,703	6,671
Professional fees	30,740	14,794
Internet	8,328	3,095
Dues and subscriptions	10,589	3,092
Repairs and maintenance	3,960	2,750
Equipment rental	1,068	2,301
Miscellaneous	5,691	2,003
Licenses	3,617	1,560
Printing	3,931	903
Bank charges	818	185
Total general and administrative expenses	$2,051,068	$1,571,023

See Report of Independent Public Accountants on Supplementary Information.